EXHIBIT 99.4


                        CONSENT OF CONSORTIUM APPRAISAL, INC.

                                 APPRAISAL FIRM


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                                                                    Exhibit 99.4



                            Consent of Appraisal Firm


To the Board of Baron Capital Trust:

     Each of the undersigned consent to the use of its name in this Form S-4 Registration Statement of Baron Capital Properties, L.P. and the Prospectus which constitutes a portion thereof. This consent is based upon the language as attached hereto and is subject to verification of appraised values and the cost of deferred maintenance items referred therein.

                                             Consortium Appraisal, Inc.

                                             By: /s/ Philip F. Wood
                                                --------------------------------
                                                Name: Philip F. Wood
                                                Title: President


                                             Consortium Appraisal and Consulting
                                             Services, Inc.

                                             By: /s/ Philip F. Wood
                                                --------------------------------
                                                Name: Philip F. Wood
                                                Title: President

Winter Park, Florida
August 27, 1998